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                                                                 Exhibit 23.1

                                   [LETTERHEAD]



                      CONSENT OF REZNICK FEDDER & SILVERMAN

                             ---------------------


We consent to the incorporation by reference in Registration Statements on Form S-3 (No. 333-26415, No. 333-98338, No. 333-828, No. 333-4542, No.
333-4546, No. 333-08997, No. 333-17431, No. 333-20755, No. 333-36531 and No.
333-36537), Registration Statement on Form S-4 (No. 333-39357) and Registration Statements on Form S-8 (No. 333-4550, No. 333-4548, No. 333-14481, No. 333-36803 and No. 333-41719) of Apartment Investment and Management Company (AIMCO) of our report dated December 11, 1997 with respect to the Statements of Revenue and Certain Expenses of Country Lakes Associates Two, A Limited Partnership and First Alexandra Associates, A Limited Partnership for the years ended December 31, 1996, 1995 and 1994, appearing in this Current Report of Form 8-K of AIMCO.


                                       /s/ Resnick Fedder & Silverman
                                       -------------------------------
                                       REZNICK FEDDER & SILVERMAN



Bethesda, Maryland
December 15, 1997